Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-87851) of Lexmark International, Inc. of our report dated March 24, 2006 relating to the financial statements of the Lexmark International, Inc. 1999 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Lexington, Kentucky
March 28, 2007